April 2, 2019

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,177 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”), a Delaware statutory trust.

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,177 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,177 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Dynamic Tactical Income ETF
3.	Agility Shares Managed Risk Equity ETF
4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris/AACA Real Estate Income Fund
6.	Altegris GSA Trend Strategy Fund
7.	Altegris Managed Futures Strategy Fund
8.	Altegris Futures Evolution Fund
9.	Ascendant Deep Value Bond Fund
10.	Ascendant Tactical Yield Fund
11.	Astor Dynamic Allocation Fund
12.	Astor Macro Alternative Fund
13.	Astor Sector Allocation Fund
14.	Athena Behavioral Tactical Fund
15.	Beech Hill Total Return Fund
16.	Biondo Focus Fund
17.	BTS Tactical Fixed Income Fund
18.	BTS Managed Income Fund
19.	Chadwick & D’Amato Fund
20.	Changing Parameters Fund
21.	CMG Mauldin Core Fund
22.	CMG Tactical All Asset Strategy Fund
23.	CMG Tactical Bond Fund
24.	Core Market Neutral Fund
25.	Deer Park Total Return Credit Fund
26.	Eagle MLP Strategy Fund
27.	Equinox MutualHedge Futures Strategy Fund
28.	FX Strategy Fund
29.	Grant Park Multi-Alternative Strategies Fund
30.	KCM Macro Trends Fund
31.	Ladenburg Income Fund
32.	Ladenburg Income & Growth Fund
33.	Ladenburg Growth & Income Fund
34.	Ladenburg Growth Fund
35.	Ladenburg Aggressive Growth Fund
36.	Leader Floating Rate Fund
37.	Leader Short Duration Bond Fund
38.	Leader Total Return Fund
39.	Navigator Equity Hedged Fund
40.	Navigator Duration Neutral Bond Fund
41.	Navigator Sentry Managed Volatility Fund
42.	Navigator Tactical Fixed Income Fund
43.	Navigator Ultra Short Bond Fund
44.	PSI All Asset Fund
45.	PSI Total Return Fund
46.	PSI Strategic Growth Fund
47.	PSI Tactical Growth Fund
48.	Patriot Fund
49.	Power Dividend Index Fund
50.	Power Income Fund
51.	Power Momentum Index Fund
52.	Power Dividend Mid-Cap Index Fund
53.	Power Floating Rate Index Fund
54.	Power Global Tactical Allocation/JAForlines Fund
55.	Princeton Long/Short Treasury Fund
56.	Princeton Premium Fund
57.	Probabilities Fund
58.	Probabilities Sector Rotation Fund
59.	Sierra Tactical All Asset Fund
60.	Sierra Tactical Core Income Fund
61.	Sierra Tactical Municipal Fund
62.	RiskPro PFG Aggressive 30+ Fund

63.	RiskPro PFG 30+ Fund
64.	RiskPro 30+ Fund
65.	RiskPro Aggressive 30+ Fund
66.	RiskPro Dynamic 0-10 Fund
67.	RiskPro Dynamic 15-25 Fund
68.	RiskPro Dynamic 20-30 Fund
69.	RiskPro PFG Balanced 20-30 Fund
70.	RiskPro PFG Global 30+ Fund
71.	RiskPro PFG Equity 30+ Fund
72.	RiskPro Tactical 0-30 Fund
73.	RiskPro PFG 0-15 Fund
74.	RiskPro Alternative 0-15 Fund
75.	Toews Tactical Defensive Alpha Fund
76.	Toews Tactical Income Fund
77.	Toews Tactical Monument Fund
78.	Toews Tactical Opportunity Fund
79.	Toews Tactical Oceana Fund
80.	Toews Tactical Growth Allocation Fund
81.	Toews Unconstrained Income Fund
82.	TransWestern Institutional Short Duration Government Bond Fund
83.	Zeo Short Duration Income Fund
84.	Zeo Sustainable Credit Fund